Exhibit 11

                            SARNIA CORPORATION
             Statement Re:  Computation of Per Share Earnings
             (Unaudited - in thousands, except per share data)

                                                  For the Three-Month
                                               Periods Ended September 30,
                                             ------------------------------
                                                 1996               1995
                                             -----------        -----------

Net income (loss) applicable
 to common stock. . . . . . . . . . .        $        5         $      (83)
                                             ===========        ===========

Weighted average common
 shares outstanding . . . . . . . . .         4,572,545          4,572,545
                                             ===========        ===========

PRIMARY EARNINGS PER SHARE:
Net income (loss) per
 share - primary. . . . . . . . . . .        $     0.00         $    (0.02)
                                             ===========        ===========


Common shares from above. . . . . . .         4,572,545          4,572,545
Assumed exercise of options
 (treasury stock method). . . . . . .            29,700                  0
                                             -----------        -----------
                                              4,602,245          4,572,545
                                             ===========        ===========
FULLY DILUTED EARNINGS PER SHARE:
Net income (loss) per
 share - fully diluted. . . . . . . .        $     0.00         $    (0.02)
                                             ===========        ===========


Common shares from above. . . . . . .         4,572,545          4,572,545
Assumed exercise of options
 (treasury stock method). . . . . . .            29,700                  0
                                             -----------        -----------
                                              4,602,245          4,572,545
                                             ===========        ===========